SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 10, 2005

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)

(205) 444-4600
(Registrant’s telephone number, including area code)

Item 1.01 Entry Into a Material Definitive Agreement:

On May 10, 2005, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it had appointed Jonathan M. Nugent as Vice President, Corporate Communications under a letter agreement effective May 4, 2005 (see Item 5.02 below). Pursuant to the terms of this agreement, Mr. Nugent will serve as the Company’s primary executive officer in charge of corporate communications, reporting to the Chief Executive Officer. Mr. Nugent will receive a salary of $180,000 per year, plus an annual incentive bonus of not less than 12% of his annual base salary and up to a maximum of 30%, payable in a combination of cash and stock options. The Company will grant him an initial option to acquire 35,000 shares of the Company’s stock at a price determined based on the price of the Company’s stock on his first day of work. Such options shall be exercisable 25% one year after the date of the grant and the remaining 75% shall vest and become exercisable at the rate of 1/48th per month commencing with the 13th month. Mr. Nugent will be entitled to receive such other benefits and perquisites as are provided to other executive officers of the Company, which benefits may include, without limitation, reasonable vacation, sick leave, medical and dental benefits, life and disability insurance, and participation in profit sharing or retirement plans.

A copy of the employment letter agreement between the Company and Mr. Nugent is included herein as Exhibit 10.1.  A copy of the press release announcing Mr. Nugent’s appointment is included herein as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

On May 10, 2005, the Company announced that it had appointed Jonathan M. Nugent as our Vice President, Corporate Communications, effective May 4, 2005. Mr. Nugent, 37, served as Senior Vice President at Burns McClellan, Inc., Investor Relations Division, since April 1999, except for a period from August 2003 to December 2003 when he served as Director of Investor Relations for Eyetech Pharmaceuticals, Inc. and from January 2004 to March 2004 when he was performing volunteer services. He also served as Account Supervisor from April 1996 to April 1999, Account Manager from April 1994 to April 1996, and Senior Account Executive from April 1993 to April 1994 at Burns McClellan.

There are no family relationships between Mr. Nugent and any director or executive officer of the Company.

For a summary of the terms of Mr. Nugent’s employment letter agreement with the Company, see Item 1.01 above.

Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description

10.1	Employment Letter Agreement between BioCryst Pharmaceuticals, Inc. and Jonathan M. Nugent effective May 4, 2005.
99.1	Press release dated May 10, 2005 entitled “BioCryst Pharmaceuticals Strengthens Management Team With New Vice President For Corporate Communications”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005	BIOCRYST PHARMACEUTICALS, INC.

	By:	/s/ MICHAEL A. DARWIN

Michael A. Darwin
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Item	Description

10.1	Employment Letter Agreement between BioCryst Pharmaceuticals, Inc. and Jonathan M. Nugent effective May 4, 2005.
99.1	Press release dated May 10, 2005 entitled “BioCryst Pharmaceuticals Strengthens Management Team With New Vice President For Corporate Communications”